SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2007

HANOVER GOLD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23022	11-2740461
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

10375 Richmond, Suite 2100, Houston, TX 77042

(Address of principal executive offices) (Zip code)

(713) 954-3600

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

                (a)           On December 27, 2007, DeCoria, Maichel & Teague, P.S. resigned as the Company’s independent auditors. The resignation was accepted by the Company’s Board of Directors on January 8, 2008. The reports of DeCoria, Maichel & Teague, P.S. dated February 5, 2007 and October 2, 2006 on our balance sheets as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

                During the two most recent fiscal years ended December 31, 2006 and 2005, and in the subsequent interim period, there were no disagreements with DeCoria, Maichel & Teague, P.S. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to their satisfaction would have caused them to make reference to the matter in their report.

                The Company has provided DeCoria, Maichel & Teague, P.S. with a copy of this disclosure. Exhibit 16.1 attached hereto is a copy of DeCoria, Maichel & Teague, P.S.’s letter, dated January 9, 2008, stating that it agrees with the above statements.

                (b)           Malone & Bailey, P.C. (“MB”) was engaged by the Company on January 8, 2008 as our principal accountant.

                During the fiscal years ended December 31, 2006 and 2005 and through the date hereof, neither we nor anyone on our behalf consulted with MB regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has MB provided to us a written report or oral advice regarding such principles or audit opinion or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

                (d)           Exhibits

Exhibit	Description

16.1	Letter from DeCoria, Maichel & Teague, P.S. dated January 9, 2008, indicating agreement with the statements concerning their firm that are made in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER GOLD COMPANY, INC.
(Registrant)

Signature	Title	Date

/s/ Rocky V. Emery	Chief Executive Officer	January 10, 2008
Rocky V. Emery